Consent of Independent Certified Public Accounts

We Consent to the Use of our report dated July 12, 1996 on the financial statements financial highlights of Bull & Bear Gold Investors Ltd. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information filed in Post-Effective No. 68 under the Securities Act of 1933 and Amendment No. 31 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Bull & Bear Gold Investors Ltd. We also consent to the reference to our firm in the Registration Statement and Prospectus.

                                                        /s/ Tait, Weller & Baker
                                                            Tait, Weller & Baker